Exhibit 10.41

Amendment to
Employment Agreement

This Amendment is made effective as of October 1, 2009 by and between First Solar, Inc. a Delaware corporation having its principal office at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 (hereinafter “Employer”) and Michael J. Ahearn (hereinafter “Employee”)

WITNESSETH:

WHEREAS, Employer and Employee are party to an Employment Agreement dated as of November 3, 2008 (the “Employment Agreement”);

WHEREAS, effective October 1, 2009, Employee relinquished the position of Chief Executive Officer but remains employed as Employer’s Chairman of the Board;

WHEREAS, the parties wish to memorialize this change in status by amending the Employment Agreement accordingly;

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants, terms and conditions set forth herein, and intending to be legally bound hereby, Employer and Employee hereby agree that the Employment Agreement is amended as provided herein.

1.	Section 1.2 of the Employment Agreement is amended to replace the phrase “in its initial capacity as Chief Executive Officer” with the phrase “Chairman of the Board”.

2.	Except as amended above, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by one of its duly authorized officers and Employee has individually executed this Agreement, each intending to be legally bound, as of the date first above written.

EMPLOYER	EMPLOYEE
/s/ Michael Sweeney Michael Sweeney Chairman, Compensation Committee	/s/ Michael J. Ahearn Michael J. Ahearn

Date: 2/15/10